Exhibit 10.3

CATASTROPHE EXCESS OF LOSS AND AGGREGATE

REINSURANCE CONTRACT

issued to

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

ST. PETERSBURG, FLORIDA

including any and/or all companies that are or may hereafter become affiliated therewith

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CATASTROPHE EXCESS OF LOSS AND AGGREGATE

REINSURANCE CONTRACT

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i

Attachments

Pools, Associations and Syndicates Exclusion Clause

Total Insured Value Exclusion Clause

Mold Exclusion

Nuclear Incident Exclusion Clause - Physical Damage – Reinsurance - U.S.A.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ii

CATASTROPHE EXCESS OF LOSS AND AGGREGATE

REINSURANCE CONTRACT

(the “Contract”)

issued to

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

St. Petersburg, Florida

including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED

IN THE INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED TO AND FORMING PART OF THIS CONTRACT

(the “Reinsurer”)

ARTICLE 1

BUSINESS COVERED

A.	This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Florida Personal Lines Property, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.

B.	Subject business shall include business assumed by the Company in connection with the depopulation of Policies from Citizens Property Insurance Corporation.

ARTICLE 2

RETENTION AND LIMIT

A.	Coverage A:

1.	The Reinsurer shall be liable in respect of the first Loss Occurrence, chronologically, for the Ultimate Net Loss over and above an Ultimate Net Loss of $9,000,000, subject to a limit of liability to the Reinsurer of $60,000,000.

2.	In addition to reductions under the provisions of the Florida Hurricane Catastrophe Fund Article, amounts due under the Company’s other catastrophe reinsurance, excluding the Company’s Second Catastrophe Excess of Loss and Aggregate Reinsurance Contract, effective June 1, 2013, shall reduce the Ultimate Net Loss subject to this Coverage A, whether recoverable or not.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.	Coverage B:

1.	Subject to the provisions of subparagraph 2 below, the Reinsurer shall be liable in respect of each Loss Occurrence for the Ultimate Net Loss over and above an Ultimate Net Loss of $3,000,000 each Loss Occurrence, subject to a limit of liability to the Reinsurer of $6,000,000 each Loss Occurrence.

2.	No recovery shall be made hereunder unless and until the Company has retained an annual aggregate deductible of $12,000,000 for Loss Occurrences commencing during the term of this Contract.

C.	Coverage C:

1.	The Reinsurer shall be liable in respect of all Loss Occurrences commencing during the term of this Contract for the Ultimate Net Loss over and above an Ultimate Net Loss of $15,000,000, but not to exceed $60,000,000 as respects all such Loss Occurrences.

2.	In addition to reductions under the provisions of the Florida Hurricane Catastrophe Fund Article and amounts due under the Company’s other catastrophe reinsurance, excluding the Company’s Second Catastrophe Excess of Loss and Aggregate Reinsurance Contract, effective June 1, 2013, amounts due under Coverage B above shall reduce the Ultimate Net Loss subject to this Coverage C, whether recoverable or not.

3.	No recoveries shall be available under this Coverage C unless Ultimate Net Loss applicable hereto arises from at least two separate Loss Occurrences.

D.	Notwithstanding the above, the Reinsurer’s liability hereunder for Coverages A, B and C combined shall not exceed $60,000,000 in respect of all Loss Occurrences commencing during the term of this Contract.

ARTICLE 3

TERM

This Contract shall take effect at 12:01 a.m., Eastern Standard Time, June 1, 2013, and shall remain in effect until 12:01 a.m., Eastern Standard Time, June 1, 2014, applying to Loss Occurrences commencing during the term of this Contract.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 4

SPECIAL TERMINATION

A.	The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event of any of the following circumstances:

1.	The Subscribing Reinsurer ceases underwriting operations.

2.	A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.

3.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

4.	The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by 20% of the amount thereof at any date during the prior 12-month period (including the period prior to the inception of this Contract).

5.	The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract.

6.	The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent, except for retrocessions to members of the Subscribing Reinsurer’s holding company group.

7.	The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.” However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A.M. Best and/or less than “BBB+” by S&P shall apply.

B.	In the event of such termination:

1.	The reinsurance premium due the Subscribing Reinsurer hereunder shall be pro rated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess reinsurance premium received.

2.	Provided that there is no subject Ultimate Net Loss, as defined herein, resulting from any Loss Occurrence commencing prior to the effective date of termination,

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Subscribing Reinsurer shall have no further liability under this Contract. However, if there is subject Ultimate Net Loss resulting from any Loss Occurrence commencing prior to the effective date of termination, the Company’s retention and Reinsurer’s limit as set forth in the Retention and Limit Article shall be reduced pro rata, based on the period of the Subscribing Reinsurer’s participation hereon, as respects the Subscribing Reinsurer’s share.

ARTICLE 5

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies.

ARTICLE 6

EXCLUSIONS

This Contract does not apply to and specifically excludes the following:

1.	All excess of loss reinsurance assumed by the Company.

2.	Reinsurance assumed by the Company under obligatory reinsurance agreements, except as respects business identified in paragraph B of the Business Covered Article, and agency reinsurance where the Policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company Policies at the next anniversary or expiration date.

3.	Financial guarantee and insolvency business.

4.	Third party liability and medical payments business.

5.	Losses excluded by the attached “Pools, Associations and Syndicates Exclusion Clause.”

6.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

7.	Risks excluded under the provisions of the attached “Total Insured Value Exclusion Clause.”

8.	All Accident and Health, Fidelity and Surety, Boiler and Machinery, Workers’ Compensation and Credit business.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.	All Ocean Marine business.

10.	Fidelity, unless written as part of a multiple peril Policy.

11.	All aviation, aerospace and satellite business.

12.	All railroad business.

13.	All insurances on growing or standing crops.

14.	Flood and/or earthquake, when written as such.

15.	Difference in Conditions insurances and similar kinds of insurances, however styled, insofar as they may provide coverage for losses from the following causes:

a.	Flood, surface water, waves, tidal water or tidal waves, overflow of streams or other bodies of water or spray from any of the foregoing, all whether wind-driven or not, except when covering property in transit; or

b.	Earthquake, landslide, subsidence or other earth movement or volcanic eruption, except when covering property in transit.

16.	Mortgage Impairment insurances and similar kinds of insurances, however styled.

17.	Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard Policy with a standard War Exclusion Clause.

18.	Nuclear risks as defined in the attached “Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance (U.S.A.).”

19.	Loss arising from pollution or environment impairment.

20.	Losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 150 meters (or 500 feet) of the insured premises. It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters’ or distributors’ Policy.

21.	Loss as excluded under the provisions of the attached “Terrorism Exclusion (Property Treaty Reinsurance) – N.M.A. 2930c.”

22.	Mold as defined in the attached “Mold Exclusion.”

23.	All assessments from Citizens Property Insurance Corporation and the Florida Hurricane Catastrophe Fund.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 7

PREMIUM

A.	The Company shall pay the Reinsurer a deposit premium of $[***] for the term of this Contract, to be paid in the amount of $[***] on June 1 and September 1, 2013, and January 1 and March 1, 2014. The adjusted premium to be paid to the Reinsurer for the reinsurance provided hereunder shall be [***]% multiplied by the Company’s TIV with respect to the business covered hereunder, subject to a minimum premium of $[***].

B.	Within 30 days following the expiration of this Contract, the Company shall furnish to the Reinsurer a statement of the TIV for the term of this Contract and calculate the reinsurance premium in accordance with paragraph A above. In the event that the Company’s TIV is greater than [***]% of the TIV as of September 30, 2013, an additional premium shall be due and payable to the Reinsurer for the amount in excess of the deposit. In the event that the Company’s TIV is less than [***]% of the TIV as of September 30, 2013, the Reinsurer shall immediately pay the Company the difference, subject to the minimum premium for the term of this Contract as set forth above. In the event that the Company’s TIV is within [***]% of the TIV as of September 30, 2013, the deposit premium for each Excess Layer shall be the final premium hereunder.

C.	“TIV (Total Insured Value)” means the Company’s in force liability on business subject hereto, as determined by the Company.

D.	For purposes of this Article, the “TIV as of September 30, 2013” is estimated to be $[***].

E.	The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements.

ARTICLE 8

FLORIDA HURRICANE CATASTROPHE FUND

A.	As respects Loss Occurrences subject to this Contract, any loss reimbursement recoverable by the Company under the Florida Hurricane Catastrophe Fund (FHCF), shall be deducted in determining Ultimate Net Loss under this Contract, subject to the following:

1.	The full reimbursement amount due from the FHCF for coverage under the Mandatory Layer and the additional coverage option available to Limited Apportionment Companies, based on statutory limits of coverage as of June 1, including any reimbursement pursuant to the Temporary Increase in Coverage Limit (TICL) shall be deemed recovered by the Company, whether or not actually received from the FHCF and whether or not reduced because of the FHCF’s inability to pay.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	Any other FHCF recoveries shall be disregarded for purposes of determining Ultimate Net Loss subject to this Contract.

3.	For purposes of allocating recoveries from the FHCF with respect to each Loss Occurrence, only amounts recoverable by applying the pay-out and retention multiples for the FHCF prior to any reduction in retention due to multiple Loss Occurrences in the same annual period shall be included in calculating the deduction from Ultimate Net Loss.

4.	If the Company’s aggregate limit of FHCF reimbursement coverage is exhausted by losses from multiple Loss Occurrences, and the FHCF does not designate the portion of said limit allocable to each Loss Occurrence, the FHCF reimbursement received shall be allocated to each individual Loss Occurrence in the proportion that the Company’s losses in that Loss Occurrence bear to the Company’s total losses arising out of all Loss Occurrences that have exhausted the FHCF coverage.

B.	For purposes of loss recoveries under this Contract prior to the final determination of the Company’s retention and limit under the FHCF, FHCF coverage shall be calculated using the Company’s “Projected Payout Multiple” under the FHCF. Upon determination of the Company’s retention and limit under the FHCF, losses will be adjusted, recognizing any adjustment to the “Projected Payout Multiple” caused by a change in the Aggregate Mandatory FHCF Premium but disregarding any change due to a decrease in the statutory limit.

C.	Any FHCF reimbursement premiums paid by the Company for FHCF layers that inure to the benefit of this Contract shall be deemed to be premiums paid for inuring reinsurance.

ARTICLE 9

DEFINITIONS

A.	1.	“Ultimate Net Loss” means the actual loss paid by the Company or which the Company becomes liable to pay, such loss to include Loss Adjustment Expense, 90% of any Extra Contractual Obligation and 90% of any Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article.

	2.	Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

	3.	All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss.

5.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.

B.	“Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:

1.	court costs;

2.	costs of supersedeas and appeal bonds;

3.	monitoring counsel expenses;

4.	legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.	post-judgment interest;

6.	pre-judgment interest, unless included as part of an award or judgment;

7.	a pro rata share of salaries and expenses of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract; and

8.	subrogation, salvage and recovery expenses.

“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees, except as provided in subparagraph (7) above, and office and other overhead expenses.

C.	1.	“Loss Occurrence” means the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event that occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:

a.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 96 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

b.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses that occur beyond such 96 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

c.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to above) and fire following directly occasioned by the earthquake, those earthquake losses and individual fire losses that commence during the period of 168 consecutive hours may be included in the Company’s “Loss Occurrence.”

d.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company’s “Loss Occurrence.”

2.	The Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

3.	Only one period of consecutive hours shall apply with respect to one event, except that, as respects those “Loss Occurrences” referred to in subparagraph (1)(b) above, if the disaster, accident or loss occasioned by the event is of greater duration than 96 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “Loss Occurrences” provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

4.	Losses arising from a combination of two or more perils as a result of the same event shall be considered as having arisen from one “Loss Occurrence.” Notwithstanding the foregoing, the hourly limitations as stated above shall not be exceeded as respects the applicable perils, and no single “Loss Occurrence” shall encompass a time period greater than 168 consecutive hours.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	Losses directly or indirectly occasioned by:

a.	Loss of, alteration of, or damage to; or

b.	A reduction in the functionality, availability or operation of a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, do not in and of themselves constitute an event unless arising out of one or more of the following perils:

fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

D.	“Policy” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

ARTICLE 10

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS

A.	This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.	This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.	An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

D.	For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.	Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.

F.	However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.	In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 11

NET RETAINED LIABILITY

A.	This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 12

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 13

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 14

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.	The Company shall advise the Reinsurer promptly of all losses that, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto that may materially affect the position of the Reinsurer.

B.	The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.

C.	As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of proof of loss.

ARTICLE 15

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars.

B.	For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 16

UNAUTHORIZED REINSURANCE

A.	This Article applies only to the extent a Subscribing Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.

B.	The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows:

1.	unearned premium (if applicable);

2.	known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;

3.	losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	losses incurred but not reported and Loss Adjustment Expense relating thereto as respects known Loss Occurrences only;

5.	all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.

C.	The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.

D.	When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.	The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.	to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);

3.	to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

F.	If the amount drawn by the Company is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

H.	At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.	If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.	If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

ARTICLE 17

TAXES

A.	In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.	1.	Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 18

ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

ARTICLE 19

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality;

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality; or

4.	were independently developed by the Reinsurer.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, except:

1.	when required by retrocessionaires subject to the business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

C.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same promptly and to use reasonable efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 20

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under any Policy;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy.

C.	Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 21

INSOLVENCY

A.	If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B.

In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.	As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Financial Services of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 22

ARBITRATION

A.	Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.	One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.	If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.	The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in St. Petersburg, Florida, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.	The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

G.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 23

SERVICE OF SUIT

A.	This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.	This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.	In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.	Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

E.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 24

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 25

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 26

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

ARTICLE 27

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Guy Carpenter & Company, LLC, 3600 Minnesota Drive, Suite 400, Edina, Minnesota 55435-7902. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

ARTICLE 28

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.	electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.	The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this 27th day of June, in the year of 2013.

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

including any and/or all companies that are or may hereafter become affiliated therewith

/s/ Authorized Signatory

CATASTROPHE EXCESS OF LOSS AND AGGREGATE

REINSURANCE CONTRACT

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

Section A:

This Contract excludes:

a.	All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

b.	Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property, whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

Section B:

1.	This Contract excludes business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in, any Pool, Association or Syndicate, whether by way of insurance or reinsurance, formed for the purpose of writing any of the following:

Oil, Gas or Petro-Chemical Plants

Oil or Gas Drilling Rigs and/or

Aviation Risks

2.	The exclusion under paragraph 1 of this Section B does not apply:

a.	Where the Total Insured Value over all interests of the risk in question is less than $[***].

b.	To interests traditionally underwritten as Inland Marine and/or Stock and/or Contents written on a Blanket basis.

c.	To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under subparagraph (a).

Section C:

1.	Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in Residual Market Mechanisms, including but not limited to the following, for all perils otherwise protected hereunder shall not be excluded herefrom:

a.	So-called “Beach and Windstorm Plans” and so-called “Coastal Pools”;

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

b.	All “FAIR Plan” and “Rural Risk Plan” business;

c.	California Earthquake Authority (“CEA”) or any similar entity.

2.	However, this reinsurance does not include any increase in such liability resulting from:

a.	The inability of any other participant in such Residual Market Mechanisms to meet its liability;

b.	Any claim against a Residual Market Mechanism or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Exclusions Article);

c.	Any assessment or surcharge levied on the policyholder and therefore not a liability of the Company;

d.	The Company’s initial capital contribution to the CEA;

e.	Any assessments, other than interim and regular assessments, from a Residual Market Mechanism included in subparagraph 1(c) above.

3.	The Company may include in Ultimate Net Loss for any Loss Occurrence covered hereunder only the liability attributable to that Loss Occurrence. If the relevant entity does not specify what portion of an assessment is attributable to each Loss Occurrence, the Company may include in Ultimate Net Loss in respect of each Loss Occurrence a percentage of the Company’s assessments from the relevant entity related to the calendar year in which the Loss Occurrence commenced, regardless of when assessed, such percentage to be determined by dividing the relevant entity’s losses arising from the Loss Occurrence by its total losses for the calendar year.

4.	The Company will deduct from Ultimate Net Loss amounts received as recoupment of any assessment that has been included in the Ultimate Net Loss, provided the recoupment is directly allocable to the assessment (“itemized recoupment”). The Company shall use commercially reasonable efforts to recoup such assessment. Any amount received as an itemized recoupment of any assessment (whether under this Contract or any predecessor contract), and therefore deductible from Ultimate Net Loss, shall not be included in the subject premium of this Contract.

However, if a state levies assessments but does not allow itemized recoupment from policyholders, instead allowing the Company to file an overall increased rate, any such premium increased thereby shall not be deemed to be a recoupment that is deductible from Ultimate Net Loss. Any recoupment received as part of a general premium rate increase, not specifically itemized, shall be included as part of the subject premium of this Contract or a successor contract, as applicable.

NOTES: Wherever used herein the terms:

“Company”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TOTAL INSURED VALUE EXCLUSION CLAUSE

A.	It is the mutual intention of the parties to exclude risks, other than Offices, Hotels, Apartments, Hospitals, Educational Establishments and Public Utilities (except Railroad Schedules), and Builders Risks on the above classes, where at the time of cession, the Total Insured Value over all interests exceeds $[***]. However, the Company shall be protected hereunder, subject to the other terms and conditions of this Contract, if subsequent to cession being made, the Company becomes acquainted with the true facts of the case and discovers that the mutual intention has been inadvertently breached; on condition that the Company shall at the first opportunity, and certainly by next anniversary of the original Policy, exclude the risk in question.

B.	It is agreed that this mutual intention does not apply to Contingent Business Interruption or to interests traditionally underwritten as Inland Marine or to Stock and/or Contents written on a blanket basis except where the Company is aware that the Total Insured Value of $[***] is already exceeded for buildings, machinery, equipment and direct use and occupancy at the key location.

C.	It is understood and agreed that this Clause shall not apply hereunder where the Company writes 100% of the risk.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MOLD EXCLUSION

Loss or liability in any way or to any extent arising out of the actual or alleged presence or actual, alleged or threatened presence of fungi including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other “Microbial Contaminations”. This includes:

a.	any supervision, instruction, recommendations, warnings, or advice given or which should have been given in connection with the above; and

b.	any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.

For purposes of this exclusion, “Microbial Contamination” means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fusarium, Aspergillus Flavus and Stachybotrys chartarum.

Losses resulting from the above causes do not in and of themselves constitute an event.

However, this exclusion shall not apply if the above causes of loss arise out of one or more of the perils otherwise covered under this Contract.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -

REINSURANCE - U.S.A.

1.	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.	Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.	Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)	all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

NMA 1119

NOTES: Wherever used herein the terms:

“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TERRORISM EXCLUSION (PROPERTY TREATY REINSURANCE) N.M.A. 2930C

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

(i)	involves violence against one or more persons; or

(ii)	involves damage to property; or

(iii)	endangers life other than that of the person committing the action; or

(iv)	creates a risk to health or safety of the public or a section of the public; or

(v)	is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.

NMA2930c

22/11/02

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TRUST AGREEMENT REQUIREMENTS CLAUSE

A.	Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.	Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.	Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.

B.	If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.

C.	If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

* [***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.